                     STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-1A


                                 TERMS AGREEMENT


                                                         Dated: January 28, 2002


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of January 1, 2002 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation: Series 2002-1A.

Terms of the Series 2002-1A Certificates: Structured Asset Securities Corporation, Series 2002-1A Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 4-A, Class 5-A ,Class B1-I, Class B2-I, Class B4-I, Class B5-I, Class B6-I, Class B1-II, Class B2-II, Class B4-II, Class B5-II, Class B6-II, Class B1-III, Class B2-III, Class B4-III, Class B5-III, Class B6-III, Class B3 and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of five pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 4-A, Class 5-A, Class B1-I, Class B2-I, Class B1-II, Class B2-II, Class B1-III, Class B2-III, Class B3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement: File Number 333-35026.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 4-A and Class 5-A be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"), and "Aaa" by Moody's Investors Service, Inc., ("Moody's" and together with S&P and Fitch, the "Rating Agencies"); the Class R Certificate be rated "AAA" by S&P and Fitch; the Class B1-I, Class B1-II, Class B1-III Certificates be rated "AA" by Fitch and "Aa2" by Moody's; the Class B2-I, Class B2-II, Class B2-III Certificates be rated "A" by Fitch and "A2" by Moody's; and the Class B3 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase froth the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date: January 1, 2002.

Closing Date: 10:00 A.M., New York time, on or about January 30, 2002. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                               LEHMAN BROTHERS INC.


                                               By:
                                                   ---------------------------
                                                   Name:  Stanley Labanowski
                                                   Title: Senior Vice President
Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:
    ---------------------------
    Name:  Stanley Labanowski
    Title: Senior Vice President

                                   Schedule 1


                          Initial Certificate
                               Principal                   Certificate              Purchase Price
 Class                         Amount(1)                  Interest Rate               Percentage
 1-A1                       $180,304,000                      3.60%(2)                   100%
 1-A2                        113,662,000                      5.25%(2)                   100%
 1-A3                         98,000,000                      5.75%(2)                   100%
 1-A4                         25,000,000                      3.45%(2)                   100%
 1-A5                            982,000                      5.75%(2)                   100%
 1-A6                                (3)                      5.50%(3)                   100%
 2-A1                        206,490,000                 Adjustable(4)                   100%
 2-A2                                (3)                      1.00%(3)                   100%
 3-A1                        198,380,000                      5.75%(2)                   100%
 3-A2                         25,000,000                      5.40%(2)                   100%
 3-A3                                (3)                      5.00%(3)                   100%
 4-A                         298,783,000                 Adjustable(4)                   100%
 5-A                          19,603,000                 Adjustable(4)                   100%
 B1-I                          7,439,000                 Adjustable(4)                   100%
 B2-I                          4,376,000                 Adjustable(4)                   100%
B1-II                          4,625,000                 Adjustable(4)                   100%
B2-II                          2,973,000                 Adjustable(4)                   100%
B1-III                         6,158,000                 Adjustable(4)                   100%
B2-III                         4,758,000                 Adjustable(4)                   100%
  B3                           8,624,000                 Adjustable(4)                   100%
  R                                  100                      3.60%(2)                   100%

----------
(1) These balances are approximate, as described in the prospectus supplement.

(2) The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5 and Class R Certificates will accrue interest based on the interest rates specified above until the end of the Accrual Period (as defined in the Prospectus Supplement) in November 2006, subject to a maximum rate equal to the Net WAC for pool 1. Beginning with the Accrual Period in December 2006, the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5 and Class R Certificates will accrue interest at the Net WAC for pool 1, as described in the Prospectus Supplement. The Class 3-A1 and Class 3-A2 Certificates will accrue interest based on the interest rates specified above until the end of the Accrual Period (as defined in the Prospectus Supplement) in September 2006, subject to a maximum rate equal to the Net WAC for pool 3. Beginning with the Accrual Period in October 2006, the Class 3-A1 and Class 3-A2 Certificates will accrue interest at the Net WAC for pool 3, as described in the Prospectus Supplement.

 (3) The Class 1-A6, Class 2-A2 and Class 3-A3 Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on a notional amount, as described in the Prospectus Supplement. After the Distribution Date in December 2006, the Class 1-A6 Certificates will no longer be entitled to receive distributions of any kind. After the Distribution Date in October 2006, the Class 3-A3 Certificates will no longer be entitled to receive distributions of any kind.

(4) The Class 2-A1, Class 4-A, Class 5-A, Class B1-I, Class B2-I, Class B1-II, Class B2-II, Class B1-III Class B2-III and Class B3 Certificates at a variable rate, as described in the Prospectus Supplement.